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                                 HEARTPORT, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                  (Amended and Restated as of February 5, 1999)

         I.       PURPOSE OF THE PLAN

                  This Employee Stock Purchase Plan is intended to promote the interests of Heartport, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

                  Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

         II.      ADMINISTRATION OF THE PLAN

                  The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

         III.     STOCK SUBJECT TO PLAN

                  A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall initially not exceed Two Hundred Forty Thousand (240,000) shares. In addition, the number of shares of Common Stock available for purchase under the Plan shall automatically increase by the lesser of (i) 0.5% of the total number of shares of Common Stock outstanding on the last day of the preceding calendar year or (ii) 150,000 shares on January 1 each year beginning January 1, 1999.

                  B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding Purchase Right in order to prevent the dilution or enlargement of benefits thereunder.

         IV.      OFFERING PERIODS

                  A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive or overlapping Offering Periods until such time as (i) the

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maximum number of shares of Common Stock available for issuance under the
Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

                  B. Each Offering Period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. The initial Offering Period shall commence on November 1, 1996 and terminate on the last business day in October 1998. The next Offering Period shall commence on June 1, 1997, the next Offering Period shall commence on November 3, 1997 and subsequent Offering Periods shall commence every six (6) months thereafter on the first business day in May and November each year unless otherwise designated by the Plan Administrator. The Plan Administrator shall have complete discretion to change the start date and the duration of an Offering Period provided Eligible Employees are notified prior to the start date of any Purchase Period within an Offering Period for which such change is to be effective and provided, further, that no Offering Period shall have a duration exceeding twenty-seven (27) months.

                 C. Each Offering Period shall be comprised of a series of one or more successive Purchase Periods. Each Purchase Period shall be of such duration (generally not to exceed six (6) months) as determined by the Plan Administrator prior to the start date. However, the initial Purchase Period shall commence on November 1, 1996 and terminate on May 30, 1997. The next Purchase Period shall commence on June 1, 1997, and subsequent Purchase Periods shall commence on the first business day of November and May each calendar year thereafter unless otherwise designated by the Plan Administrator.

         V.      ELIGIBILITY

                 A. Each Eligible Employee shall be eligible to participate in the Plan in accordance with the following provisions:

                 - An individual who is an Eligible Employee on the start date of any Offering Period under the Plan shall be eligible to commence participation in that Offering Period on such start date.

                 - An individual who first becomes an Eligible Employee after the start date of any Offering Period under the Plan may enter any subsequent Offering Period on which he/she remains an Eligible Employee.

                 B. To participate in the Plan for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the start date.

         VI.     PAYROLL DEDUCTIONS

                 A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of

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the Cash Compensation paid to the Participant during each Purchase Period within the Offering Period, up to a maximum of fifteen percent (15%). However, if a Participant is participating in more than one Offering Period at any one time, the maximum authorized payroll deduction remains fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

                        (i) The Participant may, at any time during the Ofering Period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Period.

                        (ii) The Participant may, prior to the commencement of any new Purchase Period within the Offering Period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the Purchase Period following the filing of such form.

                 B. Payroll deductions shall begin on the first pay day following the start date for the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

                 C. Payroll deductions shall automatically cease upon the termination of the Participant's Purchase Right in accordance with the provisions of the Plan.

                 D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.

         VII.    PURCHASE RIGHTS

                 A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate Purchase Right for each Offering Period in which he or she participates. The Purchase Right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such Offering Period, upon the terms set forth below. Each Participant may participate in more than one (1) Offering Period at any one time. Accordingly, a Participant may continue to participate in one Offering Period and also enroll in subsequent Offering Periods. The Purchase Right shall be granted on the date such individual first joins an Offering Period, shall continue until the end of the Offering Period, and shall be automatically exercised in

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successive semi-annual installments on the last business day of the Purchase
Period each year (the last business day of April and October each year or such other date selected by the Plan Administrator as the ending date for the Purchase Period) until the Offering Period ends. Accordingly, each Purchase Right may be exercised up to two (2) times each year it remains outstanding. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable

                 Under no circumstances shall Purchase Rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

                 B. EXERCISE OF THE PURCHASE RIGHT. Each Purchase Right shall be automatically exercised in installments on each successive Purchase Date within the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Period ending on such Purchase Date (together with any carryover deductions from the preceding Purchase Period) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase
Date) at the purchase price in effect for the Participant for that Purchase
Date.

                 C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the Offering Period shall be equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date for the Offering Period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

                 D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period ending with that Purchase Date (plus any carryover deductions from the preceding Purchase Period) by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed ONE THOUSAND (1,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

                 E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of

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Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

                 F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding Purchase Rights:

                        (i) A Participant may, at any time prior to the next Purchase Date within the Offering Period, terminate his or her outstanding Purchase Right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated Purchase Right. Any payroll deductions collected during the Purchase Period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such Purchase Right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                        (ii) The termination of such Purchase Right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated Purchase Right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date for that Offering Period.

                        (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her Purchase Right remains outstanding, then that Purchase Right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Period in which the Purchase Right so terminates (plus any carryover amounts) shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be added to the Participant's account during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the offering period in which such leave began.

                 G. CORPORATE TRANSACTION. Each outstanding Purchase Right shall automatically be exercised, immediately prior to the effective date of any Corporate Transaction, by applying the payroll deductions of each Participant for the Purchase Period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock on the start date for the Offering Period in which such Corporate Transaction

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occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

                 The Corporation shall use its best efforts to provide at least ten (10)-days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding Purchase Rights prior to the effective date of the Corporate Transaction.

                 H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding Purchase Rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

                 I. ASSIGNABILITY. During the Participant's lifetime, the Purchase Right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

                 J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding Purchase Right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

         VIII.   ACCRUAL LIMITATIONS

                 A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any Purchase Right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Purchase Right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

                 B. For purposes of applying such accrual limitations, the following provision shall be in effect:

                        (i) No right to acquire Common Stock under any outstanding Purchase Right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other Purchase


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         Rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

                 C. If by reason of such accrual limitations, any Purchase Right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions which the Participant made during that Purchase Period with respect to such Purchase Right shall be promptly refunded.

                 D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

         IX.     EFFECTIVE DATE AND TERM OF THE PLAN

                 A. The Plan was adopted by the Board on February 26, 1996 and approved by the stockholders on April 10, 1996. The Plan was subsequently amended and restated on October 21, 1996 to increase the maximum deduction and to permit 24-month Offering Periods to become effective at the November 1, 1996 Offering Period, and the stockholders approved the amendment and restatement at the 1997 Annual Meeting. The Plan was subsequently amended and restated on February 5, 1999 to increase the provide for annual automatic increases to the share reserve and the amendment and the stockholders approved the amendment and restatement at the 1999 Annual Meeting. No Purchase Rights shall be exercised and no shares of Common Stock shall be issued hereunder until the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

                 B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in October, 2006,
(ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to Purchase Rights exercised under the Plan or (iii) the date on which all Purchase Rights are exercised in connection with a Corporate Transaction. No further Purchase Rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

         X.      AMENDMENT OF THE PLAN

                 The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula

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so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

         XI.     GENERAL PROVISIONS

                 A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

                 B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

                 C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

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                                   SCHEDULE A

                     CORPORATIONS PARTICIPATING IN EMPLOYEE
                  STOCK PURCHASE PLAN AS OF THE EFFECTIVE TIME:


                                 HEARTPORT, INC.

                                    APPENDIX


         The following definitions shall be in effect under the Plan:


         A.  BOARD shall mean the Corporation's Board of Directors.

         B. CASH COMPENSATION shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate, plus (iii) all of the following amounts to the extent paid in cash: overtime payments, bonuses, commissions, profit-sharing distributions and other incentive-type payments. However, Eligible Earnings shall not include any contributions (other than Code
Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

         C.  CODE shall mean the Internal Revenue Code of 1986, as amended.

         D.  COMMON STOCK shall mean the Corporation's common stock.

         E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

         F. CORPORATE TRANSACTION shall mean either of the following stockholder- approved transactions to which the Corporation is a party:

                        (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation.

         G. CORPORATION shall mean Heartport, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Heartport, Inc. which shall by appropriate action adopt the Plan.

         H. EFFECTIVE TIME, for purposes of the initial purchase period, shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a


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subsequent Effective Time with respect to its employee-Participants. The
Effective Time for purposes of the restated Plan is November 1, 1996. Any Corporate Affiliate which becomes a Participating Corporation after the applicable Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

         I. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularlyscheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to any Participating Corporation as an employee for earnings considered wages under Code Section 3401(a).

         J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                        (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                        (iii) For purposes of the initial Purchase Period which begins at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

         K.  1933 ACT shall mean the Securities Act of 1933, as amended.

         L. OFFERING PERIOD means a period of approximately twenty-four (24) months that commences on the first business day following each semi-annual Purchase Date, during which a Participant may be granted a Purchase Right.

         M. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

         N. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits


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of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

         O. PLAN shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

         P. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Boardmembers appointed by the Board to administer the Plan.

         Q. PURCHASE DATE shall mean the last business day of each Purchase Period. The initial Purchase Date shall be October 31, 1996.

         R. PURCHASE PERIOD shall mean the approximately six (6) month period commencing on the first business day after a Purchase Date and ending with the next Purchase Date, except that the first Purchase Period shall commence on the Effective Time and end on October 31, 1996.

         S. PURCHASE RIGHT shall mean the right granted to each Participant who enrolls on the start date for a Purchase Period and which provides the Participant with the right to purchase shares of Common Stock on the Purchase Date for such Purchase Period, upon the terms set forth herein.

         T. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         U. UNDERWRITING AGREEMENT shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.


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